Distiller Flow Diagram


INSULATINGENCLOSURE
3A
LIQUIDSTEAM SEPARATOR
P =14.7 PSIA, 212 F (SAT VAPOR)
LOWPRESSURE STEAM
STEAM COMPRESSOR
2
VENTED GASSES
EXCESS STEAM VENT
STEAM
LIQUID
EVAPORATOR
CONDENSER
3
5
VENTED GASSES
CONCENTRATE OUT, 90 F
7
212 F
WATER IN, 65 F
207 F
6
210 F
PUMP
CLEAN WATER OUT, 73 F
COMPRESSED STEAM
P =16 PSIA, 233 F (SUPERHEATED VAPOR)
COOLING JACKET
MOTOR
(SATURATED LIQUID)
212 F
207 F
1
COUNTERFLOW HEATEXCHANGER